UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       July 21, 2008

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.

ExlService Holdings, Inc. (the “Company”), a leading provider of transformation and outsourcing solutions, announced that it has exchanged communications with IndyMac Federal Bank, F.S.B.( “IndyMac Federal”), one of the Company’s clients, regarding the status of the Company’s relationship with IndyMac. On July 11, 2008, IndyMac Federal’s predecessor, IndyMac Bank, F.S.B. (“IndyMac Bank”), was closed by the U.S. Treasury Department’s Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “FDIC”) was named conservator. The FDIC established IndyMac Federal as the successor to IndyMac Bank and stated in a press release on the subject dated July 11, 2008 that it would seek to “maximize the value of the institution for a future sale and to maintain banking services in the communities formerly served” by IndyMac Bank .

In communications with the Company, IndyMac Federal has confirmed that the Company’s contract with IndyMac Bank will be assumed by IndyMac Federal and that IndyMac Federal will continue to receive and pay for certain services thereunder. IndyMac Federal has publicly announced that it will cease origination of mortgage loans. As a result, the Company has ceased providing loan origination services to IndyMac Federal. However, the Company expects that it will continue to provide services with regard to existing IndyMac Federal mortgages at reduced volumes.

Based on the Company’s communications with IndyMac Federal, the Company expects an annualized reduction in the revenues from the client of approximately $3.0 million. Outsourcing services provided to IndyMac Bank accounted for approximately 4.5% of the Company’s revenues for the quarter ended March 31, 2008.

The above statements regarding the Company’s relationship with IndyMac Federal are based on the current intentions of IndyMac Federal and the FDIC as communicated to the Company. Changes in the circumstances regarding IndyMac Federal’s operation and ownership could result in changes to such intentions. The Company can provide no assurances as to the level, or the existence, of any future relationship with IndyMac Federal.

This Report contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results.

They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more details in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release.

You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)
Date: July 21, 2008	By:	/s/ Amit Shashank
Name: Amit Shashank Title: Vice President, General Counsel and Corporate Secretary